  MIV ANNOUNCES EXCHANGE OFFER FOR REG S SHAREHOLDERS IN EUROPE

ATLANTA (August 15, 2008) – MIV Therapeutics, Inc. (OTC/BB: MIVI) (Frankfurt: MIVN), a leading developer of next-generation coatings and advanced drug-delivery systems for cardiovascular stents and other implantable medical devices, announced today that it intends to take steps to delist its Reg. S stock from the Frankfurt Exchange. The Company’s primary market for its shares of common stock is the OTC Bulletin Board and the Company believes that the separate listing of Reg. S stock on the Frankfurt Exchange is unnecessary. In connection with such delisting, the Company has undertaken an exchange offer (the “Exchange”), whereby for each holder of record as of the record date of August 15, 2008 (“Record Date”), the Company will offer to exchange one share of Company common stock (“New Stock”) for each share of Reg. S stock outstanding and currently trading on the Frankfurt Exchange under WKN 911285 (“Reg. S Stock”). The Exchange relates solely to the Reg. S stock trading under the identification, “MIV Therap. Reg S. DL-001 (ISIN USU606981046, WKN 911285).” The Exchange will have no effect on any other shares of common stock of the Company trading on the Frankfurt Exchange, namely, there will be no effect on the Company’s common stock trading under the identification “MIV Therap. NEW DL-001 (ISIN US55306V2051, WKN A0Q48S).” Further, please be advised that as a result of the Company’s recent 1-for-10 reverse stock split, effective as of June 27, 2008, each share of Reg. S Stock outstanding was automatically consolidated on a 1-for-10 basis, and accordingly, when exchanged for New Stock will reflect the post-reverse stock split share amounts. For further information regarding the reverse stock split, please see the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on July 3, 2008.

          The exchange of Reg. S Stock for New Stock must take place on or before the delisting date when the Reg. S Stock will no longer be tradable. Each share of New Stock will be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and therefore exempt from registration. The Company will pay any associated administrative expenses.

          In order to accept the Exchange, holders of record of Reg. S Stock as of August 15, 2008 must return their Reg. S Stock to the Company via the Company’s account with the following delivery details:

Depository:	Brown Brothers Harriman
DTC No:	010
Favour:	Fortis (C.I) Ltd
Ac:	6682702

          The Company’s Exchange Agent, who will be facilitating the Exchange, is Epsom Asset Management Ltd. (“Epsom”), and can be reached via email by contacting Danny Snape at: danny@ehtrustco.ch. When initiating the delivery of Reg. S Stock to the Company’s account, the holder of Reg. S Stock must coordinate with Epsom on the trade date and settlement date. Additionally, Fortis (C.I.) Ltd will require a contact name and details of an individual from the bank or broker that is arranging the delivery of the Reg. S Stock. When submitting shares Reg. S Stock for Exchange, holders are asked to provide Epsom delivery instructions for the return of New Stock along with the holder’s

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August 15, 2008

telephone number and email address so that the Company or its agent may communicate with them if there are questions.

Upon receipt of the Reg. S Stock, the Company will send the Reg. S stockholder either a certificate or an electronic DTC transfer representing the same number of shares of New Stock (on a post-reverse stock split basis) within twenty (20) business days. If shares of Reg. S Stock are not tendered for exchange by September 12, 2008, they will no longer be tradable on the Frankfurt Exchange (or any other applicable German stock exchange). Following the de-listing of the Reg. S Stock, the Company will continue to file its periodic reports under the Securities Exchange Act of 1934 with the U.S. Securities and Exchange Commission.

This Exchange will also be submitted to Clearstream and Euroclear for distribution so that we may reach as many Reg. S Stockholders as possible.

          If holders have any questions regarding the Exchange Offer or how to exchange Reg. S Stock, they are asked to send an email of their request in English or German to the Company’s representative in Germany, Vastani Trading at info@vastani.com.

About MIV Therapeutics

MIV Therapeutics is developing a next-generation line of advanced biocompatible coatings for passive and drug-eluting applications on cardiovascular stents, as well as for a broad range of other implantable medical devices. The Company's ultra-thin coating formulation is designed to protect surrounding tissue from potentially harmful interactions with bare metallic stents. This coating platform is derived from hydroxyapatite (HAp), an organic material that has demonstrated excellent in vivo safety and biocompatibility. Hydroxyapatite is a porous material that makes up the bone mineral and matrix of teeth, and is widely used today as a bone substitute material and for coatings on implantable fixation devices in orthopedic, dental and other applications. The Company's novel polymer-free drug-eluting technologies based on HAp could also provide an attractive alternative to current polymer-based drug-eluting coatings on the stent market, which have been associated with undesirable effects. The Company's drug-eluting coatings are additionally designed to suit a broad range of implantable medical devices that could benefit from highly customizable drug release profiles. MIV Therapeutics has a Collaborative Research Agreement with the University of British Columbia and has received a government grant for its research program on the “Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents,” under the National Research Council-Industrial Research Assistance Program. Under this sponsorship, the Company is expected to complete its drug-eluting research and development program and to reach product commercialization. MIV's intellectual property portfolio includes patents held by the University of British Columbia and exclusively licensed to MIV. Key patent applications filed simultaneously in various countries around the world further protect the commercial exclusivity of MIV's inventions in the global marketplace. For more information, please visit www.mivtherapeutics.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. All statements that discuss expectations and projections with respect to future matters including, without limitation, statements relating to the safety and efficacy of the Company’s product and the ability of the Company’s product to rejuvenate the stent market are forward-looking statements. Such statements are indicated by words or phrases such as “proposed,” “expected,” “believe,” “will,” “breakthrough,” “significant,” “indicated,” “feel,” “revolutionary,” “should,” “ideal,” “extremely” and “excited.” These statements are made under “Safe Harbor” provisions of the Private

Exchange Offer

August 15, 2008

Securities Litigation Reform Act of 1995. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties including, without limitation, market acceptance of the Company’s product, the ability of the Company to raise sufficient funding and to continue to develop its various business interests as presently contemplated, and other factors identified in the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's annual report on Form 10-K for the year ended May 31, 2007 and Forms 10-Q. The Company expressly disclaims any obligation to update publicly or otherwise revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

For Investor Inquiries: Anthony L. Huston Vice President, Business Development & Investor Relations MIV Therapeutics, Inc. (604) 301-9545, x14 ahuston@mivtherapeutics.com investor@mivtherapeutics.com	Kim Sutton Golodetz kgolodetz@lhai.com Lippert/Heilshorn & Associates, Inc. (212) 838-3777	For Media Inquiries: Michele Fox / Cassie Wallace Schwartz Communications 781-684-0770 miv@schwartz-pr.com

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